Exhibit 10.15

EMPLOYMENT AGREEMENT

Dear Daniel,

We are thrilled to offer you the following position at Sysetm1 LLC, and look forward to having you join the team! The below is our formal offer of employment to join the Company.

In consideration of the compensation, benefits and promises contained herein and for other good and valuable consideration, the adequacy of which you and System1 LLC a Delaware corporation (the "Company") hereby acknowledge, you and the Company hereby enter into this letter agreement (the "Agreement") as of Monday, January 29, 2018 (the "Effective Date")

1. POSITIONS, DUTIES & RESPONSIBILITIES. The Company will employ you, and you agree to be employed by the Company, as General Counsel and you shall perform such employment duties as are usual and customary for such position, as the Company may assign you from time to time.

While employed by the Company, you agree to devote your full business time and attention to serving the Company in such position. The Company may change your duties from time to time. You will work full-time at our offices located in Venice, California, except for travel to other locations as may be necessary to fulfill your responsibilities.

If the Company so requests, in its reasonable discretion, you will serve the Company, its subsidiaries and/or affiliates in other capacities in addition to the foregoing. In the event that you serve in any one or more of such additional capacities, the Company may, in its sole discretion, increase your compensation on account of such additional service beyond that specified in this Agreement.

2. BASE COMPENSATION. During your full-time employment with the Company beginning, the Company will pay you a base salary (the "Base Salary") of $250,000 per year, less payroll deductions and all required withholdings, plus, all payments due to him as a Class B Member, payable in accordance with the Company's normal payroll practices and pro-rated for any partial period of service. Your Base Salary may be subject to adjustment, in the sole discretion of the Company, pursuant to the Company's policies as in effect from time to time.

During your employment, you will also be eligible to participate in a performance based bonus programs that is established by the Company. Your bonus target will be 25% of your annual salary paid annually and will be linked to key company performance metrics as determined by the Company in its sole discretion but your actual bonus for the year (if earned) may be higher or lower than this target depending on the attainment of the applicable performance goals.

In addition to the above compensation, the officers of the Company will recommend to its Board of Directors that you receive 15,000 System1 Value Creation Units (“VCUs”). The grant will be effective on the date of Board approval. The VCUs will vest over four years with a first year cliff, and the vesting will start on your hire date. Once approved, you will receive an agreement that specifies all of the terms of the grant.

In addition to the above compensation, OpenMail LLC will offer you a grant of 20,000 B units. The grant will be effective on your date of hire. The B Units will also vest over four years with a first year cliff, and the vesting will start on your hire date. Once the employment agreement is accepted, you will receive an agreement that specifies all of the terms of the grant.

3.BENEFITS AND VACATIONS. While employed by the Company, you will be eligible to participate in all incentive, savings and retirement plans and programs maintained or sponsored by the Company from time to time which are applicable to other similarly situated employees of the Company, subject to the terms and conditions thereof. While employed by the Company, you will also be eligible for standard benefits, such as medical insurance, sick leave, vacations and holidays to the extent applicable generally to other similarly situated employees of the Company, subject to the terms and conditions of the applicable Company plans or programs. Nothing in this Agreement shall, or shall be construed so as to, obligate the Company to adopt or maintain any benefit plan or program at any time.

4.AT-WILL EMPLOYMENT. You will be employed by the Company hereunder as an employee at will, subject to the terms of this Agreement. Your employment with the Company will not continue for any fixed or guaranteed period of time. Accordingly, you may terminate your employment at any time, for any reason or no reason, with or without notice. Likewise, the Company may terminate your employment at any time, for any reason or no reason, with or without notice.

5.TERMINATION OF EMPLOYMENT BY COMPANY FOR CAUSE & TERMINATION OF EMPLOYMENT BY EMPLOYEE WITHOUT GOOD REASON. In the event that your employment with the Company is terminated by the Company for cause or you terminate your employment with the Company without good reason, you shall be entitled to receive any compensation and benefits that you have accrued, but not received payment for, through the date of such termination. The Company shall have no further obligations to you upon your termination of employment for cause.

For purposes of this Section, “Cause” shall mean the occurrence of any one or more of the following events:

(i) the Executive’s failure (other than due to Disability) to materially comply with written Company policies generally applicable to Company officers or employees or any directive of the Board that is reasonably achievable, that is not inconsistent with the Executive’s position as General Counsel or the fulfillment of the Executive’s fiduciary duties and that is not otherwise prohibited by law or established public policy;

(ii) the Executive’s engagement in willful misconduct against the Company that is materially injurious to the Company;

(iii) the Executive’s engagement in any activity that is a conflict of interest or competitive with the Company (other than any action not taken in bad faith and which is promptly remedied by the Executive upon notice by the CEO);

(iv) the Executive’s engagement in any act of fraud or dishonesty against the Company or any of its Affiliates or any material breach of federal or state securities or commodities laws or regulations;

(v) the Executive’s engagement in an act of assault or other act of violence in the workplace; or

(vi) the Executive’s conviction, guilty plea or plea of nolo contendre for any felony charge.

For purposes of this Agreement, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Manager of the Company or based upon the advice of counsel for the Company shall be presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

6. TERMINATION OF EMPLOYMENT BY COMPANY WITHOUT CAUSE OR TERMINATION BY EMPLOYEE FOR GOOD REASON. In the event that your employment with the Company is terminated by the Company without cause, you shall be entitled to receive any compensation and benefits that you have accrued, but not received payment for, through the date of such termination. Further, you shall be entitled to 3 months of additional salary, payable in accordance with the Company's normal payroll practices and pro-rated for any partial period of service. Further, you and your family shall be entitled to receive 6 months of medical insurance, subject to the terms and conditions of the applicable Company plans or programs.

7. DEVELOPMENT AGREEMENT. In connection with the Company's entering into this Agreement and in further consideration hereof, you hereby agree to execute, simultaneously with this Agreement or as soon as practicable thereafter, a Confidentiality Information and Development Agreement in the form provided by the Company.

8. COMPANY RULES AND REGULATIONS. As an employee of the Company, you agree to abide by all lawful Company policies, procedures, rules and regulations as may be set forth in a Company employee handbook or as otherwise promulgated by the Company.

9. WITHHOLDING. The Company shall withhold from any amounts payable under this Agreement such federal, state, local and/or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

10. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or otherwise arising out of your employment relationship with the Company or the termination thereof, shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by you and the Company or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA) in Los Angeles, California, in accordance with the Employment Dispute Resolution Rules of AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 11 shall be specifically enforceable. Notwithstanding the foregoing, this Section 11 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 11.

11. REPRESENTATIONS.

a.No Violation of Other Agreements. You hereby represent and warrant to the Company that (i) you are fully authorized and empowered to enter into this Agreement and that the performance of your obligations hereunder will not violate any agreement between you and any other person, firm, organization or other entity, and (ii) you are not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by your entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement.

b.No Disclosure of Confidential Information. You hereby represent that your performance of your duties under this Agreement will not require you to, and you shall not, rely on in the performance of your duties or disclose to the Company or any other person or entity or induce the Company in any way to use or rely on any trade secret or other confidential or proprietary information or material belonging to any of your previous employers.

12. SEVERABILITY. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, but such invalid, illegal or unenforceable provision will be reformed, construed and enforced so as to render it valid, legal, and enforceable consistent with the intent of the parties insofar as possible.

13. ACKNOWLEDGEMENT. You hereby acknowledge (a) that you have consulted with or have had the opportunity to consult with independent counsel of your own choice concerning this Agreement, and have been advised to do so by the Company, and (b) that you have read and understand this Agreement, are fully aware of its legal effect, and have entered into it freely based on your own judgment.

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Please confirm your agreement to the foregoing by signing and dating the enclosed duplicate original of this Agreement in the space provided below for your signature and returning it to the Company Please retain one fully executed original for your files.

EMPLOYEE:
Signature:     /s/ Daniel Weinrot

Name:         Daniel Weinrot
Date:         February 7, 2018

System1 LLC:
Signature:     /s/ Beth Sestanovich

Name:         Beth Sestanovich
Title:        Chief Operating Officer
Date:         February 8, 2018